Exhibit 24.1

POWER OF ATTORNEY

Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Plan —

Form S-8 Registration Statement

The undersigned officers and directors of Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), do hereby constitute and appoint John T. Kuelbs and Melanie S. Cibik, or either of them, our true and lawful attorneys and agents, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) (“Form S-8”) with respect to the Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan (the “Amended 2008 Plan”), which registers up to 2,627,000 additional shares of Teledyne’s Common Stock, par value $0.01 per share, for and under the Amended 2008 Plan, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable Teledyne to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and delivering any amendments to the Form S-8), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of February 28, 2012.

/s/ Robert Mehrabian	Chairman, President and Chief Executive
Robert Mehrabian	Officer (Principal Executive Officer) and Director

/s/ Dale A. Schnittjer	Senior Vice President and Chief Financial Officer
Dale A. Schnittjer	(Principal Financial Officer)

/s/ Susan L. Main	Vice President and Controller
Susan L. Main	(Principal Accounting Officer)

/s/ Roxanne S. Austin	Director
Roxanne S. Austin

/s/ Frank V. Cahouet	Director
Frank V. Cahouet

/s/ Charles Crocker	Director
Charles Crocker

/s/ Kenneth C. Dahlberg	Director
Kenneth C. Dahlberg

/s/ Simon M. Lorne	Director
Simon M. Lorne

/s/ Paul D. Miller	Director
Paul D. Miller

/s/ Michael T. Smith	Director
Michael T. Smith

/s/ Wesley von Schack	Director
Wesley von Schack